UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

DISCOVERY ENERGY CORP.

(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700, Houston, Texas	77056
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 713-840-6495

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 8.01	OTHER EVENTS.

Due to the outbreak of the novel coronavirus (COVID-19 virus), Discovery Energy Corp. (the “Company”) is filing this Current Report on Form 8-K to avail itself of an extension to file its Annual Report on Form 10-K for its fiscal ended February 29, 2020 (the “Annual Report”), originally due on May 29, 2020, relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88318) (the “Order”). As such, the Company will be relying upon the 45-day grace period provided by the Order to delay filing of the Annual Report. The Company will file the Annual Report by no later than July 13, 2020, 45 days after the original due date of the Annual Report

In view of coronavirus (COVID-19 virus) pandemic, the Company intends to include the following Risk Factor in the Annual Report:

Pandemics or disease outbreaks (such as the novel coronavirus, also known as the COVID-19 virus) could materially adversely affect us in a vareity of ways.

Pandemics or disease outbreaks such as the novel coronavirus (COVID-19 virus) could materially adversely us in a number of ways. First, the current pandemic resulted, and future pandemics and epidemics could result, in economic downturns that could affect the market for our proposed products. Transport restrictions related to quarantines or travel bans, or simply declines in customers desire and willingness to travel, due to pandemics and epidemics have caused, and can be expected to cause when they occur in the future, significant declines in demand for products derived from crude oil, such as gasoline and jet fuel. Such declines greatly reduce not only the amount of products that can be sold on an aggregate basis, but also the price paid for such products. Such results can be expected to have the following effects:

*	harm our financial results (especially revenues and profits) if and when we enter into commercial production
*	harm our ability to raise funds (if needed) due to a diminished interest in investing in Hydrocarbon exploration and production companies in general
*	depress our stock price, further harming our ability to raise funds

Workforce limitations and travel restrictions resulting from pandemics or disease outbreaks and related government actions may impact many aspects of our business. We could experience interruptions of, or delays in receiving, supplies of products and services from third parties due to staffing shortages, production slowdowns or stoppages, disruptions in delivery systems, travel limitations, mass transit disruptions, and the like. If a significant percentage of persons provided employment and other contractual services to us were unable to work, including because of illness or travel or government restrictions in connection with pandemics or disease outbreaks, our operations could be materially adversely impacted.

Moreover, the spread of pandemics or disease outbreaks such as the COVID-19 virus may also disrupt logistics necessary to import, export, and deliver products to us or our customers. Ports and other channels of entry may be closed or operate at only a portion of capacity, as workers may be prohibited or otherwise unable to report to work, and means of transporting products within regions or countries may be limited for the same reason.

Currently, uncertainty exists relating to the potential effect of COVID-19 on our business. Infections may become more widespread, exacerbating an already challenging environment. The extent to which any pandemic or epidemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and actions to contain the outbreak or treat its impact, such as social distancing and quarantines or lock-downs in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Also, the current pandemic, and future pandemics and epidemics could hamper our efforts to provide our investors with timely information and comply with our filing obligations with the SEC.

Special Note Concerning Forward Looking Statements

This Report contains statements that constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, including, among others, the Company’s estimates relating to the completion of the Annual Report and related audit, and its ability to sustain its operations without disruptions or delays, but forward-looking statements are not guaranteed to occur and may not occur for various reasons and circumstances. You should not place undue reliance upon the Company’s forward-looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY ENERGY CORP.,
(Registrant)

Date: May 21, 2020
	By:	/s/ William E. Begley, Jr.
William E. Begley, Jr.,
President

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